4/10/23

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: City National Rochdale Select Strategies Fund

File no. 811-23217

Dear Sir or Madam:

We have read Exhibit 13(a)(4)(i) of Form N-CSR of City National Rochdale Select Strategies Fund, dated 4/10/23, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP